UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

SUMMIT NETWORKS, INC.
(Name of small business in its charter)

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Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jaunciema gatve 40, Ziemelu rajons, Riga, LV-1023, Latvia
(Address of principal executive offices)

Registrant's telephone number:  _____________

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2017 the Board of Directors accepted the resignation of Mr. Andris Berzins as President, Secretary and Treasurer of Summit Networks, Inc. (the “Company”).  At the same time the Board elected Mr. Riggs Cheung as a Director and to fill Mr. Berzins’s position as an officer.  Mr. Cheung will hold these positions until he is replaced, resigns, or is removed from office.  Mr. Berzins based his resignation on personal matters, not because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Mr. Riggs Cheung, 44 – Mr. Cheung has been with the SleepAid Holding Co. (SLPA) since December, 2014, serving as its CFO and director.  Since 2006, Mr. Riggs had been the Marketing Director for America Asia Travel Center, in its New York Branch.  Since April 2017, Mr. Cheung has also been on the board of directors of ZZLL Information Technology, a company whose stock is traded on the OTCBB.  Mr. Cheung attended City University of New York – Manhattan College and received an Associate’s Degree in Art in 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly autho

Dated: June 22, 2017	SUMMIT NETWORKS, By: /s/ Andris Berzins Name: Andris Berzins Title: Director